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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 18, 2007


                            HINES HORTICULTURE, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


               Delaware               000-24439      33-0803204
      --------------------------- ------------------ -------------------
      (State or other             (Commission File   (IRS Employer
      jurisdiction of             Number)            Identification No.)
      incorporation)

                  12621 Jeffrey Road, Irvine, California 92620
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 559-4444


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

ITEM 8.01.  OTHER EVENTS

COMPLETION OF LAND SALES

As previously disclosed, Hines Nurseries, Inc. ("Hines Nurseries"), a subsidiary of Hines Horticulture, Inc. (the "Company"), entered into a contract on February 16, 2007 (the "Georgia Contract") with an individual (the "Individual Buyer") to sell approximately 43 acres of land located in Blairsville, Georgia (the "Georgia Land"). On April 18, 2007, pursuant to the Georgia Contract, Hines Nurseries completed the sale of the Georgia Land to the Individual Buyer for gross proceeds of approximately $0.5 million.

Additionally, as previously disclosed, Hines Nurseries entered into a commercial contract on March 1, 2007 (the "Florida Contract") with Garden Depot Corp. ("Garden Depot") to sell approximately 79 acres of land and certain improvements thereon, located in the Miami, Florida area (the "Florida Land"). On April 18, 2007, pursuant to the Florida Contract, Hines Nurseries completed the sale of the Florida Land to Garden Depot for gross proceeds of approximately $7.2 million.

APPOINTMENT OF NEW CHAIRMAN OF THE BOARD

On April 18, 2007, the Company's Board of Directors appointed Mr. James R. Tennant as the Chairman of the Board after Mr. Thomas R. Reusche stepped down from that position effective as of the same date. Mr. Reusche will continue to serve as a member of the Board of Directors.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 20, 2007        HINES HORTICULTURE, INC.

                               By:  /s/ Claudia M. Pierorpan
                                    --------------------------------------------
                                    Claudia M. Pieropan
                                    Chief Financial Officer, Secretary and
                                    Treasurer
                                    (principal financial and accounting officer)



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